Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-257995 and 333-267051 on Form S-3 of our report dated March 1, 2022, relating to the financial statements of The Beauty Health Company and its consolidated subsidiaries, appearing in the Annual Report on Form 10-K of The Beauty Health Company for the year December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

December 30, 2022